Exhibit 99.1

Media Contact:

Tabitha Long

(312) 384-8018

FOR IMMEDIATE RELEASE

Inteliquent Announces Third Quarter Results and Increases 2013 Financial Estimates

Third Quarter Highlights

•	Company increases 2013 financial estimates

•	Voice Revenues of $50.1 million

•	Billed minutes of 30.4 billion

•	Adjusted EBITDA (as defined below) of $17.0 million

CHICAGO, October 31, 2013 – Inteliquent, Inc. (Nasdaq: IQNT), a leading provider of voice services, today announced its financial results for the third quarter.

“We are very pleased with our strong third quarter results,” said Ed Evans, Chief Executive Officer of Inteliquent. “After the sale of our global data business earlier this year, our strategy of focusing on our voice business is showing positive results. We continue to see good momentum in our sales pipeline and a generally constructive pricing environment.”

Third Quarter Results

Inteliquent generated voice revenues of $50.1 million in the third quarter of 2013, a decrease of 4.0% compared to $52.2 million of voice revenues in the third quarter of 2012. The decrease related primarily to a reduction in minute volumes for termination and international voice services, which was partially offset by an increase in minute volumes for origination voice services.

Minutes of use decreased 8.2% to 30.4 billion minutes in the third quarter of 2013, compared to 33.1 billion minutes in the third quarter of 2012. Average price per minute for the three months ended September 30, 2013 was $0.00165, an increase of 4.4%, compared to $0.00158 for the same time period last year.

As seen in the following chart of selected financial and operational metrics, sequentially, third quarter 2013 voice revenues and minutes of use both increased from the previous quarter while average price per minute decreased slightly.

Selected Financial and Operational Metrics

($ in millions, except per minute figures)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Voice Revenue	$52.2	$49.8	$50.5	$49.8	$50.1
Average Revenue per Minute	$0.00158	$0.00155	$0.00165	$0.00169	$0.00165
Minutes of Use (in billions):
Local
Local Transit Services	14.3	13.7	13.6	14.2	14.2
Switched Access (Long Distance)
Termination Services	14.1	13.0	11.9	11.0	11.4
Origination Services	3.9	4.6	4.7	3.9	4.5
Other
International Services	0.8	0.6	0.4	0.3	0.3

Total Minutes of Use	33.1	31.9	30.6	29.4	30.4

# of Employees (1)	291	290	281	143	140

(1)	Number of employees in periods prior to Q2 2013 include employees related to the global data business, which was divested on April 30, 2013

Revenue from continuing operations of $50.4 million for the third quarter of 2013 decreased $9.2 million compared to $59.6 million for the same period in 2012. Revenue from continuing operations for the third quarter of 2012 included $6.6 million related to the global data business sold on April 30, 2013. Data operations for the Americas reporting unit did not meet all criteria required to receive discontinued operations treatment.

Network and facilities expenses for the third quarter of 2013 decreased $3.5 million to $22.0 million from $25.5 million for the three months ended September 30, 2012. Approximately $2.3 million of this decrease resulted from the sale of the global data business on April 30, 2013 while $1.2 million of the decrease resulted from optimizing the cost structure of our voice network.

Combined operating expenses consisting of Operations, Sales and Marketing, and General and Administrative expenses were $14.3 million for the third quarter of 2013, a decrease of 11.7%, or $1.9 million, from $16.2 million for the third quarter of 2012. Expenses in the third quarter of 2013 included $2.1 million related to an internal investigation conducted by the Audit Committee of our Board of Directors that concluded in August 2013. The third quarter of 2012 amount included $0.8 million of data sales related expenses associated with our Americas reporting unit that did not qualify for discontinued operations treatment.

Depreciation and amortization expense was $3.3 million for the third quarter of 2013, or 6.5% of revenue, compared to $5.5 million for the third quarter of 2012, or 9.2% of revenue.

Income from continuing operations in the third quarter of 2013 was $6.6 million, compared to income from continuing operations of $5.7 million in the third quarter of 2012.

On April 30, 2013, the Company completed its divestiture of the global data business. In the third quarter of 2013, loss from discontinued operations, net of income tax provision, was $0.1 million compared to $8.5 million for the third quarter of 2012.

Adjusted EBITDA (a non-GAAP financial measure) from continuing operations in the third quarter of 2013 was $17.0 million, a decrease of 1.7%, compared to $17.3 million in the third quarter of 2012. See “Use of Non-GAAP Financial Measures” below for a discussion of the presentation of Adjusted EBITDA and reconciliation to net income.

2013 Business Outlook

Taking into account actual results for the first nine months of the year and management’s current belief about revenue trends, expenses and the competitive environment, Inteliquent now estimates as follows for 2013:

Revenue	$222 - $225 million
Adjusted EBITDA	$64 - $67 million
Capital Expenditures	$11 - $13 million

The financial estimates include the results for Inteliquent’s global data business prior to its divestiture on April 30, 2013.

Conference Call & Web Cast

The third quarter conference call will be held on Thursday, October 31, 2013 at 10:00 a.m. (ET). A live web cast of the conference call as well as a replay will be available online on the Company’s corporate web site at www.inteliquent.com. Participants can also access the call by dialing 1-877-941-0843 (within the United States and Canada), or 1-480-629-9770 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (ET) on November 30, 2013. To access the replay, dial 1-800-406-7325 (within the United States and Canada), or 1-303-590-3030 (international callers) and enter the conference ID number: 4645306.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: the effects of competition, including direct connects, and downward pricing pressure resulting from such competition; our ability to maintain relationships with business providers following the sale of our global data business; our ability to focus on the growth and performance of our voice business following the sale of our global data business; our regular review of strategic alternatives; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission; the risks associated with our ability to successfully develop and market new voice services, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market new services; the ability to develop and provide other new services; technological developments; the ability to obtain and protect intellectual property rights; the impact of current or future litigation; the potential impact of any future acquisitions, mergers or divestitures; natural or man-made disasters; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; matters arising out of or related to the impairment charge and financial forecasting practices that were the subject of an investigation by the Company’s Audit Committee; the possibility that the Securities and Exchange Commission may disagree with the Audit Committee’s findings and may require a restatement of financial statements or additional or different remediation; any other proceedings which may be brought against the Company by the Securities and Exchange Commission or other governmental agencies; the outcome of current and potential shareholder derivative actions filed against certain of the Company’s officers and directors; the possibility of additional private litigation related to the impairment charge and financial forecasting practices that were subject to investigation by the Audit Committee and related matters; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2012, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

About Inteliquent

Inteliquent is a leading provider of wholesale voice services for carriers and service providers. Inteliquent is used by nearly all national and regional wireless carriers, cable companies and CLECs in the markets it serves, and its network carries approximately ten billion minutes of traffic per month. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter @Inteliquent.

The condensed consolidated statements of operations, balance sheets and statements of cash flows are unaudited and subject to reclassification.

INTELIQUENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2013	2012	2013	2012
Revenue	$50,396	$59,573	$163,133	$178,722
Operating expense:
Network and facilities expense (excluding depreciation and amortization)	22,027	25,546	70,716	72,481
Operations	7,182	10,312	22,488	27,780
Sales and marketing	1,090	2,017	4,650	6,195
General and administrative	6,071	3,850	15,105	14,801
Depreciation and amortization	3,293	5,544	11,505	16,234
Carrier settlement	—	9,000	—	9,000
Impairment of fixed assets	—	1,257	—	1,257
Loss (gain) on disposal of fixed assets	3	(55)	226	(168)
Gain on disposal of Americas data assets	—	—	(23,171)	—

Total operating expense	39,666	57,471	101,519	147,580

Income from operations	10,730	2,102	61,614	31,142

Other expense (income):
Interest income	(1)	(42)	(53)	(132)
Other expense (income)	4	—	5	(1)

Total other expense (income)	3	(42)	(48)	(133)

Income from continuing operations before income taxes	10,727	2,144	61,662	31,275
(Benefit) provision for income taxes	4,177	(3,596)	8,524	3,082

Income from continuing operations	6,550	5,740	53,138	28,193
Loss from discontinued operations, net of income tax provision	68	8,475	7,102	20,567
Loss (gain) on disposal of discontinued operations	11	—	(783)	—

Net income (loss)	$6,471	$(2,735)	$46,819	$7,626

Earnings per share – continuing operations:
Basic	$0.20	$0.18	$1.64	$0.89
Diluted	$0.20	$0.18	$1.63	$0.88
Loss per share – discontinued operations:
Basic	$—	$(0.27)	$(0.20)	$(0.65)
Diluted	$—	$(0.27)	$(0.19)	$(0.64)
Earnings (loss) per share – net income (loss):
Basic	$0.20	$(0.09)	$1.45	$0.24
Diluted	$0.20	$(0.09)	$1.44	$0.24
Weighted average number of shares outstanding:
Basic	32,262	31,993	32,344	31,817
Diluted	32,557	31,993	32,548	32,166
Dividends paid per share:	$0.06	$—	$1.38	$—

INTELIQUENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$63,061	$31,479
Receivables — net of allowance of $400 and $423, respectively	30,047	30,759
Deferred income taxes – current	—	1,210
Prepaid expenses	2,132	6,405
Other current assets	2,029	—
Current assets of discontinued operations	—	26,924

Total current assets	97,269	96,777
Property and equipment — net	25,782	44,116
Restricted cash	125	962
Deferred income taxes – noncurrent	5,854	2,710
Other assets	2,381	1,035

Total assets	$131,411	$145,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,724	$7,546
Accrued liabilities:
Taxes payable	3,146	2,160
Circuit cost	6,299	8,821
Rent	2,000	1,829
Payroll and related items	3,806	2,687
Other	2,443	1,062
Current liabilities of discontinued operations	—	22,402

Total current liabilities	22,418	46,507

Shareholders’ equity:
Preferred stock — par value of $.001; 50,000 authorized shares; no shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock — par value of $.001; 150,000 authorized shares; 32,191 shares and 32,345 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	32	32
Less treasury stock, at cost; 3,351 shares and 3,083 shares at September 30, 2013 and December 31, 2012, respectively	(51,668)	(50,103)
Additional paid-in capital	203,216	199,331
Accumulated other comprehensive loss	—	(4,904)
Accumulated deficit	(42,587)	(45,263)

Total shareholders’ equity	108,993	99,093

Total liabilities and shareholders’ equity	$131,411	$145,600

INTELIQUENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2013	2012
Operating
Net income	$46,819	$7,626
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,747	22,798
Deferred income taxes	(1,934)	(2,435)
Impairment of fixed assets	—	1,257
Loss (gain) on disposal of fixed assets	493	(164)
Gain on disposal of Americas data assets	(23,171)	—
Gain on disposal of discontinued operations	(783)	—
Non-cash share-based compensation	5,169	8,566
Gain (loss) on intercompany foreign exchange transactions	56	(66)
Excess tax deficiency (benefit) associated with share-based payments	982	(1,176)
Changes in assets and liabilities:
Receivables	(3,636)	(2,868)
Other current assets	1,340	(5,666)
Other noncurrent assets	(147)	587
Accounts payable	(739)	(1,462)
Accrued liabilities	3,552	15,884
Noncurrent liabilities	—	281

Net cash provided by operating activities	40,748	43,162

Investing
Purchase of equipment	(9,906)	(21,076)
Proceeds from sale of equipment	28	161
Proceeds from disposition of discontinued operations, net of transaction costs	9,698	—
Proceeds from disposition of Americas data assets, net of transaction costs	37,092	—
Decrease in restricted cash	837	—

Net cash provided by (used for) investing activities	37,749	(20,915)

Financing
Proceeds from the exercise of stock options	279	1,315
Restricted shares withheld to cover employee taxes paid	(508)	(963)
Dividends paid	(44,145)	—
Payments made for repurchase of common stock	(1,565)	—
Excess tax (deficiency) benefit associated with share-based payments	(982)	1,176

Net cash provided by (used for) financing activities	(46,921)	1,528
Effect of exchange rate changes on cash	6	(223)
Net Increase In Cash And Cash Equivalents	31,582	23,552
Cash And Cash Equivalents — Beginning	31,479	90,279

Cash And Cash Equivalents — End	$63,061	$113,831
Supplemental Disclosure Of Cash Flow Information:
Cash paid for taxes	$6,070	$12,607
Supplemental Disclosure Of Noncash Flow Items:
Investing Activity — Accrued purchases of equipment	$1,372	$2,617

Use of Non-GAAP Financial Measures

In this press release we disclose “Adjusted EBITDA”, which is a non-GAAP financial measure. For purposes of SEC rules, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with generally accepted accounting principles in the United Sates (GAAP).

EBITDA is defined as net income (loss) before (a) interest expense (income), net (b) income tax expense (benefit) and (c) depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to eliminate: non-cash share-based compensation; as well as non-recurring amounts incurred in connection with settlement, the discontinuation of our hosted service offering, severance payments, value added tax payments related to the global data business we sold, professional and legal fees incurred in connection with the internal investigation conducted by our Audit Committee; a payment received under our insurance policy related to Hurricane Sandy; and the gain on sale of the global data business. We believe that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists in analyzing and benchmarking the performance and value of our business. We believe that presenting Adjusted EBITDA facilitates company-to-company operating performance comparisons of companies within the same or similar industries by backing out differences caused by variations in capital structure, taxation and depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. These measures provide an assessment of controllable operating expenses and afford management the ability to make decisions, which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. They provide an indicator for management to determine if adjustments to current spending decisions are needed. Furthermore, we believe that the presentation of Adjusted EBITDA has economic substance because it provides important insight into our profitability trends, as a component of net income, and allows management and investors to analyze operating results with and without the impact of depreciation and amortization, interest and income tax, non-cash share-based compensation, amounts incurred in connection with settlement, the discontinuation of our hosted service offering, severance payments, value added tax payments related to the global data business we sold, professional and legal fees incurred in connection with the internal investigation conducted by our Audit Committee, a payment received under our insurance policy related to Hurricane Sandy, and the gain on sale of the global data business. Accordingly, these metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the operational cost structure and expenses of our business. In addition, we believe Adjusted EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present an EBITDA measure when reporting their results. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest and taxes, necessary to operate our business. We disclose the reconciliation between EBITDA and Adjusted EBITDA and net income (loss) below to compensate for this limitation. While we use net income (loss) as a significant measure of profitability, we also believe that Adjusted EBITDA, when presented along with net income (loss), provides balanced disclosure which, for the reasons set forth above, is useful to investors in evaluating our operating performance and profitability. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income (loss) as calculated in accordance with generally accepted accounting principles as a measure of performance.

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

INTELIQUENT, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,		Full Year
	2013	2012	2013	2012	2013 *
Net income (loss)	$6,471	$(2,735)	$46,819	$7,626	$52,150
Interest expense (income) **	(1)	4	(5)	(11)	—
(Benefit) provision for income taxes **	4,177	(1,959)	8,751	6,379	13,100
Depreciation and amortization **	3,293	7,703	12,747	22,798	16,000

EBITDA	$13,940	$3,013	$68,312	$36,792	$81,250
Non-cash share-based compensation	1,239	2,540	5,169	8,566	6,300
Carrier settlement	—	9,000	—	9,000	—
Hosted services	(450)	1,779	(450)	1,779	(450)
Severance	505	227	879	477	900
Value added tax	—	745	—	895	—
Internal investigation	2,148	—	2,424	—	2,400
Insurance recovery	(423)	—	(423)	—	(400)
Loss (gain) on sale of global data business **	11	—	(23,954)	—	(24,000)

Adjusted EBITDA	$16,970	$17,304	$51,957	$57,509	$66,000

*	The amounts expressed in this column are based on current estimates as of the date of this press release. The reconciliation is based on the midpoint of the full year 2013 estimated range announced in this press release. The financial estimates include results from the global data business for the first four months of 2013 only.
**	For comparison purposes, amounts include results from the global data business for the respective periods, prior to divestiture on April 30, 2013, which are reported as discontinued operations in the Company’s condensed consolidated statements of operations.